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USA TECHNOLOGIES, INC.
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The following presentation was prepared for and delivered to RiskMetrics on December 2, 2009:
Shareholder advocates for value Enhancement USA technologies, Inc. (NASDAQ:USAT) WWW.SAVEUSAT.COM RISKMETRICS pRESENTATION dECEMBER 2, 2009

Agenda SAVE’s Proposal Why Change is Needed Poor Stock Performance Poor Financial Performance Management Paid for Poor Performance No Alignment with Shareholders Poor Governance • SAVE’s Plan Governance Reform Improve Operations Members and Candidates • Conclusion: Vote for SAVE’s Nominees
SAVE’s Proposal We propose three shareholder-nominated independent directors to the Board of USA Technologies (USAT). We nominate Peter Michel, Alan Gotcher and Bradley Tirpak; two experienced CEOs with relevant business expertise. an experienced portfolio manager with relevant investing experience. We believe there is significant value in the company’s business, talented employee base, and intellectual property. We are not seeking control of the Board of Directors. We will strive to effect change through collaboration with current directors.

· SAVE’s Proposal Background Week of October 12: We approached CEO requesting seats on the Board. We understood that the CEO was open to our nominees. October 15-20: We contacted potential candidates over the weekend. October 20: The Company announced they were: Accelerating the annual meeting 4 months from April to Dec. 15 and giving shareholders only 10 days to nominate candidates. Making the record date retroactive to Sept. 30, 2009, and in the process apparently violating of Rule 14a-13 of the Exchange Act. Expanding the board and nominating 2 new hand-picked directors. Staggering the board into three classes. Eliminating shareholders’ right to call special meetings. Putting three insiders on the 2013 ballot when they filed their proxy on Oct. 27. • October 30: We nominated our directors.
Why We Initiated This Proposal The Board needs independent shareholder representation. Management recent changes made bad corporate governance worse. Management is not aligned with common shareholders. We believe there is significant value in the company’s business, talented employee base, and intellectual property that is not being realized. We believe our slate can effect change without control.

Why Change is Needed Poor Stock Performance Poor Financial Performance Management Paid for Poor Performance No Alignment with Shareholders Poor Governance
Poor Stock Performance (absolute) Since Sept. 30. 2003 USAT common stock is down 95%. • Note: IPO price was $. 50 on 3/6/1995. USAT had 1:10 reverse split on 6/7/1999 and a 1:100 reverse spit on 2/17/2006.

Poor Stock Performance (relative) Since Sept. 30. 2003 USAT common stock is down 95%. During the same period the NASDAQ is up.
Poor Financial Performance: Highlights USAT has failed to achieve a profit in any quarter for the past 10 years. USAT is burning cash at an alarming rate. In the Sept. 30, 2009 quarter, cash burn increased 60% over the previous year to $2.8mm. USAT has continuously failed to execute on partnerships with Air-Serve, Merit, First Data and large bottling companies. — With First Data, USAT targeted 100,000 ePort devices over 3 years starting in Oct. 2008. They have not demonstrated any progress. • Management does not deliver new products on time. — ePort Edge and ePort G8 shipped more than 7 months late. The company announced lower cost devices before the devices were available which created an air pocket in demand during Q2, Q3 and Q4 of FY2009. The new devices finally launched in q1 of FY2010. • Dilutive share offerings.

Poor Financial Performance No Profits for 10 Years USAT Results (Smillions) Fiscal Year FY 2009 FY 2008 FY2007 FY2006 FY2005 FY2004 FY2003 FY2002 FY2001 FY2000 Revenues 12.02 16.10 9.16 6.41 4.68 5.63 2.85 1.68 1.45 2.05 Operating 1 -13.92 -17.15 -15.11 -11.78 -12.39 -17.15 -13.54 -15.32 -8.17 -6.82 Net Income -13.73 -16.42 -17.78 -14.85 -15.50 -21.43 -21.97 -17.32 -10.96 -8.40 Source: Bloomberg USAT has lost money every year for the past 10 years.
Management’s New Unrealistic Projections After SAVE filed its proxy, Management made public a financial plan. Management did not guide net additions for the current Dec. 2009 quarter, yet they optimistically predict Dec. 2010 to be 280% better I than the most recent quarter. Management’s plan is not credible. ‘ * Our estimate for Dec 2009 and March 2010 quarters given USAT Nov. 24,2009 projections.

Optimistic Projections are Not New What They Said: “This month, this quarter, this fiscal year will be the most exciting for USA Technologies. IVe listed some of the reasons why. In the weeks and months ahead we will share more of the reasons with you as they unfold, and there are many.” — CEO’s Letter to Shareholders July 26,2006. What They Did: Reported Record Loss in FY 2007. What They Said: “.. .we expect this quarter to once again to be a record quarter for installations and for revenue.” — CEO’s Letter to Shareholders Nov. 19,2007. What They Did: Reported sequential revenue decline in Dec. 2007 quarter. What They Said: “With a strong balance sheet, growing revenue and on-going relationships with some of the most influential global companies, USA Technologies is on the path to continuous and accelerating growth.” — Quarterly earnings release Feb. 11, 2008. What They Did: Reported revenues declined 25% and gross profit declined 16% in FY 2009. Diluted shareholders with secondary offering in Aug. of 2009.
Compensation: Paid for Poor Performance • CEO and President were paid 14% of revenues in FY2009.* — We looked at 6 small cap transaction processors and found the top two executives earned on average 1.6% of revenues. We view USAT like a late stage venture capital backed company. According to a recent study we found Mr. Jensen’s base salary to be 150% of comparable CEOs. The Board gave management contracts with 12% raises in Sept. of 2008 and three months later, the company laid off 30% of their employees. The Board gave management $2.7mm in bonuses for MISSING targets.*** After the company missed the targets, the Compensation Committee recommended that results be “normalized.” Due to this “normalization” management received 241,249 shares in 2007 and 191,729 shares in 2008. The Board pays management in stock that vests in less than a year. Management has a history of selling this stock. ‘Includes approximately 8% in stock and 6% in cash. 2008 Compensation & Entrepreneurship Report in Information Technology, prepared by William Hale, Ernst SYoung & J. Robert Scott in collaboration with Harvard Business School. “* USAT closed at approximately $8.25 on 9/30/2007 and closed at approximately $3.75 on

Compensation: Paid for Poor Performance USAT: Compensation of CEO & President ($000) FY2009 FY2008 FY2007 FY2006 FY2005 FY2004 Totals Revenues Net Loss 12,020 — 13,732 16,104 — 16,418 9,158 — 17,783 6,415 — 14,847 4,678 — 15,499 5,633 — 21,426 54,008 — 99,705 Jensen Compensation Herbert Compensation 960 742 1,632 702 1,302 729 627 432 268 250 5,105 436 9,894 3,291 President & CEO Total 1,702 2,334 2,031 1,059 518 5,541 13,185 Comp as % of Revenues 14.2% 14.5% 22.2% 16.5% 11.1% 98.4% 24.4% Since FY 2004. Management has earned $13mm for losing nearly $100mm.
Leadership Not Aligned with Shareholders • The Board of Directors and management team own very little common stock. The entire Board of Directors directly owns less than 1.0% of the company’s total common shares outstanding. Members of SAVE own twice the amount of stock that is directly owned by all USAT directors combined. • The CEO Mr. Jensen has conflicting interests. CEO is motivated by cash compensation, not share price. CEO earns 3x more in base salary than his holding in the common. CEO earns 9x more in total compensation than his holdings in the common The CEO is the largest creditor to the company with a position in the preferred stock that is > 20x larger than his direct holdings in the common stock. Minimizing dilution does appear to be a priority to the CEO. • As of 9/30/2009 CEO directly owns 80,000 shares of preferred and directly owns 65,802 shares of common. As of 10/30/200915 the preferred had a liquidation preference of $30.28 and the common traded at $1.62. The CEO owns $2,422,451 worth of preferred and $106,599 worth of common.

Leadership Not Aligned with Shareholders Directors and Management’s ownership has decreased each year. We seek to replace directors with very little “skin in the game” with independent directors aligned with shareholders’ interests.
Leadership Not Aligned with Shareholders (USAT vs. USATP) source: Bigunarts.com The CEO directly owns $2.4mm of USATP and only $106k of USAT.* Minimizing dilution does appear to be a priority to the CEO. I As of 9/30/2009 CEO directly owns 80,000 shares of preferred and directly owns 65,802 shares of common. As of 17 10/30/2009 the preferred had a liquidation preference of $30.28 and the common traded at $1.62. The CEO owns $2,422,451 worth of preferred and $106,599 worth of common.

Leadership Not Aligned with Shareholders (Dilution Every Year) Common shareholders have suffered dilution each and every year. 18 Source: Bloomberg. FY2010 share count as of 9/30/2009. Does not include 7.1mm warrants issued in 8/2009.
Current Directors Performance USAT Share Performance by Director Performance VanAlen* Kate Brooks Start Date 05/01/1993 05/28/1999 03/05/2007 Share Price $500.00 $302.27 $5.99 Price 10/30/2009 $1.62 $1.62 $1.62 Change -$498.38 -$300.65 -$4.37 % Change through 10/30/2009 -99.6% -99.4% -72.9% We seek to replace directors who have overseen the destruction of shareholder value. 19 1 Note: IPO price was $. 50 on 3/6/1995. USAT had 1:10 reverse split on 6/7/1999 and a 1:100 reverse spit on 2/17/2006.

Current Directors' Interlocking Relationships

- William Van Alen (16 years)
  - Former President of The Noah Fund (NOAHX). Mutual fund with appx. $10mm in assets.
  - For 5 years through October 2004, NOAHX lost 10.4% a year. NOAHX trailed S&P500 by 4.1% per year for the 8 years of the funds existence.
  - USAT CEO Jensen served on NOAHX Board of Directors.
- Steven Katz (10 years)
  - Received $72k in outside consulting fees in 2007 from USAT.
  - Former President of Senesco Technologies (SNT), $10mm market cap company.
  - USAT Director Brooks is CFO of Senesco.
  - Former President and Chairman of GammaCan International (GCAN). GCAN trades at $.03.
  - USAT CFO DeMedio also served on GCAN Board of Directors.
  - Serves on Health Systems Solutions Board (HSSO), a company with $7.2mm in revenues and $8.9mm loss in 2007 (last annual available).
  - HSSO is owned 82% by Stanford International Bank Limited and Allen Stanford. The US District Court appointed a receiver who took control and possession of HSSO in March 2009.
  - USAT board member Price also serves on HSSO board.
- Joel Brooks (2 years)
  - CFO of Senesco Technologies (SNT), $10mm market cap company with $275k in revenues and $5.7mm in losses.
  - USAT Director Katz was President of SNT from Jan 2000 - Oct 2001.

SAVE

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Corporate Governance Was Bad The CEO is also Chairman of the Board of Directors. There is no Independent Lead Director. The President sits on the Board of Directors. Conflicted Directors: Corporate Counsel, Doug Lurio, is on the Board of Directors. The company paid his small law firm Lurio & Associates, $438k and $317k in years ending June 2009 and 2008. He also earned director fees. He is not independent. Director Katz also has business relationships with the company for his consulting company earning $72,600 in 2007. He is not independent. Many directors have shared interlocking board relationships. No independent nomination committee until we nominated our candidates. Until last month, 4 of the 7 board members were NOT independent.

Corporate Governance Got Worse • After SAVE approached management: USAT staggered the board into three terms. USAT eliminated the ability for shareholders to call a special meeting. USAT accelerated the traditional meeting date from April timeframe to December. USAT gave shareholders only 10 days to nominate directors. USAT expanded board with 2 handpicked nominees. USAT nominated three of the insiders to be on the 2013 slate, (i.e. entrenched for 3 years) • Only after our nomination of directors on Oct. 30, 2009 did USAT form a Nominating Committee.
SAVE’s Plan Governance Reform Improve Operations Candidates Members

SAVE’s Plan: Governance Reform We intend to advocate for: Implementing best-in-class corporate governance. Separating the role of Chairman and CEO. Nominating an Independent Chairman. Eliminating the staggered Board. Nominating non-management directors free from conflicts. Giving shareholders a reasonable time to nominate directors to the Board. We are not seeking control of the Board of Directors. We will fff^ propose changes through collaboration with current directors. 24
Plan: Improve Operations We intend to advocate for: Examine and scrutinize cost structure. Recommend actions to reduce cash burn; management has stated to SAVE that cash burn is an impediment to large contract wins with Coke and Pepsi. Recommend ways to monetize existing failed partnerships with Merit, Air- Serve & First Data. Advise on ways to create a vigorous sales driven culture to speed adoption. Examine possibilities to divest non-core technology and non-core patents.

SAVE’s Plan: Improve Operations We intend to: Examine the size of the sales force and the sales channel. Examine the telecommunications costs. — We may recommend ways to reduce telecom costs. • Examine the transaction processing fees being charged by Visa, MasterCard and third party processing companies. Examine unit economics of every transaction going over the USAT network. Advise ways to save on transaction processing costs. • Advocate for management compensation to be aligned with performance.
SAVE’s Plan: Candidates • Peter Michel (Candidate) Built a career on turning companies around. Led 4 companies as CEO, chaired 5 non-profit boards, served on 4 corporate boards and served as a policy level executive in the Federal government. CEO of iSECUREtrac Corporation, a leader in electronic monitoring for the corrections market where in three years he has almost doubled revenues, cut operating loss from $1.6mm per quarter to $73k per quarter and achieved positive cash flow from operations. Served as CEO of NEP Broadcasting and sold the company for $300mm. Asked by the shareholders of General Fiber Communications to identify and execute an appropriate strategy for a troubled company. Served 12 years as CEO of Brinks Home Security where he grew the business from 66k customers to over 700k customers and led 2200+ employees. Achieved record operating profits every year. (Now independently listed on NYSE: CFL) Brinks and iSECUREtrac have very similar business characteristics to USAT monitoring a network of thousands of end points with high security requirements.

SAVE’s Plan: Candidates · Alan Gotcher (Candidate) – An expert in development and commercialization of new technologies. – Served 14 years at Avery Dennison (AVY) where he was Chief Technology Officer and Senior VP of Manufacturing and oversaw 88 facilities in 35 countries. Founded two business units that grew to over $125mm in revenues. – Served 3 years as CEO of Altair Nanotechnologies (NASDAQ: ALTI). He took over ALTI when it had 55 research projects and focused the company on 4 core areas. Revenues grew from $1.1mm to $9.1mm during his tenure and the stock rose from $1.02 to $3.59 up 251%. – Significant experience with developing and commercializing new technologies – Negotiated joint ventures with Sherwin Williams, AES and Eli Lilly. – Holds 8 patents with a further 2 pending. – Mr. Gotcher was introduced to SAVE by an investment advisor who advises 7 accounts totalling more than 1mm shares.
SAVE’s Plan: Members · Bradley Tirpak (Member of SAVE and also a Candidate) – 12 years of professional investing experience with Credit Suisse First Boston, Caxton Associates, and Sigma Capital Management and Chilton Investment Company. – Investments made in payment processing industry include Visa, MasterCard, Redecard, Wirecard, Checkfree, Corillian and Online Resources. – 4 years of operational experience in international telecommunications. – Owns over 100,000 USAT shares and warrants. · Craig Thomas (Member of SAVE) – Portfolio manager with 9 years of public and private investing experience. – Director of research for Steven A. Cohen who managed a $4bn account within a large multi strategy hedge fund. – While at SAC, led the $10mm investment that SAC made into USAT in 2007. – USAT board observer during 2007 — 2008. – Other experience includes serving as a board member of Laureate Education and working as a management consultant at The Boston Consulting Group. – Owns 200,000 USAT shares and 155,000 warrants.

SAVE’s Plan: We are Not Seeking Control Company Slate · Steven D. Barnhart Class I * · Jack E. Price Class I * · William L. Van Alen Class II * · Joel Brooks Class II * · Steve Katz Class II · George R. Jensen, Jr., Class III · Stephen P. Herbert Class III · Douglas M. Lurio Class III SAVE Slate · Steven D. Barnhart Class I * · Jack E. Price Class I * · Bradley Tirpak Class II * · Peter Michel Class II * · Alan Gotcher Class II * · George R. Jensen, Jr., Class III · Stephen P. Herbert Class III · Douglas M. Lurio Class III Class I = 2011 Class II = 2012 Class III = 2013 Our slate will immediately increase independent directors above 50%.

SAVE's Plan: Compare the Nominees

Company Slate

- **William Van Alen**
  - Board member since 1993.
  - Former President of NOAHX, a 10mm mutual fund that trailed the S&P index 4.1% a year. (Interlock with Jensen)
- **Joel Brooks**
  - CFO of Senesco Technologies.
    (Interlock with Katz)
- **Steve Katz**
  - Former President and Chairman of the Board of GammaCan.
    (Interlock with DeMedio)
  - Former President of Senesco Technologies. (Interlock with Brooks)
  - On Board of HSSO currently under US District Court Receivership with Stanford Financial.
    (Interlock with Price)

SAVE Slate

- **Bradley Tirpak**
  - SAVE member.
  - Former manager of 200mm portfolios for leading hedge funds, positive returns on portfolios every year for 12 years.
- **Peter Michel**
  - Turn around expert.
  - Former CEO of Brinks with 700,000 customers and 250mm in revenues.
  - CEO of three other companies.
- **Alan Gotcher**
  - Expert in commercializing new technologies.
  - Chief Technology Officer of AVY; managed operations at 88 facilities in 35 countries, started 2 divisions that grew to 125mm+ in revenues.
  - Former CEO of ALTI.
  - Former Venture capitalist.
  - Holds 8 patents with 2 patents pending.

<u>Our nominees are independent and aligned with shareholders.</u>

31

Conclusion: Vote for SAVE’s Nominees · Why Change is Needed – Poor Stock Performance – Poor Financial Performance – Management Paid for Poor Performance – No Alignment with Shareholders – Poor Governance · SAVE’s Plan – SAVE’s proposal offers shareholder representation on the board. – SAVE’s proposal offers an experienced slate. – SAVE’s nominees will advocate for improved corporate governance. – Our directors are aligned with shareholders. – We are not seeking control.
Conclusion: Vote for SAVE’s Nominees It took shareholder interest to get a 50% independent board. It took a nomination to get an independent nomination committee. It took a proxy fight to get a financial plan. It will take an independent board to enhance shareholder value.

Disclaimers · DISCLAIMER REGARDING THIS PRESENTATION · This presentation is for general information purposes only. It does not have regard to the specific investment objective, financial situation, suitability or the particular need of any specific person who reads this presentation, and should not be taken as advice on the merits of any investment decision. The views expressed herein are those of the Shareholder Advocates for Value Enhancement (SAVE) and are based on or derived from publicly available information. Certain financial information and data used herein has been obtained from filings made with the Securities and Exchange Commission (the SEC) by the issuer or other companies that may be comparable. · Except for the historical information contained in this presentation, this presentation, including the analyses and views of SAVE contained herein, include forward-looking statements with respect to, among other things, the operating performance of USA Technologies, Inc. (USAT). These statements may be identified by the use of forward looking terminology such as the words “expects,” “intends,” “believes,” “anticipates” and other terms with similar meaning indicating possible future events or actions or potential impact on the business or shareholders of USAT. SAVE’s views and these forward-looking statements are based solely on publicly available information and on various assumptions that are inherently subject to significant economic, competitive and other risks and uncertainties that could cause actual results to differ materially, and have been included solely for illustrative purposes. These risks and uncertainties include, among others, the ability to successfully solicit sufficient proxies to elect SAVE’s nominees to USAT’s board of directors, the ability of SAVE’s nominees to influence management of USAT and to improve the operating performance of USAT, and risk factors associated with the business of USAT, as described in USAT’s 10-K for the fiscal year ended June 30, 2009, and in other periodic reports of USAT, which are available at no charge at the website of the SEC at http://www.sec.gov. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. SAVE recognizes that there may be confidential information in the possession of USAT that could lead USAT to disagree with SAVE’s conclusions. Other shareholders or potential shareholders of USAT should make their own determination concerning an investment in USAT. SAVE reserves the right to change any of its views expressed herein at any time as it deems appropriate. SAVE disclaims any obligations to update the information contained herein.

ADDITIONAL INFORMATION
On November 30, 2009, Shareholder Advocates for Value Enhancement (SAVE) filed a definitive proxy statement on Schedule 14A for the election of its slate of director nominees at the annual meeting of Stockholders of USA Technologies, Inc. scheduled to be held on December 15, 2009 (the “Annual Meeting”), which definitive proxy statement is being disseminated to shareholders. SHAREHOLDERS OF USA TECHNOLOGIES, INC. ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION.
The Proxy Statement and all other soliciting materials filed by SAVE will be available at: http://WWW.SAVEUSAT.COM
The Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov. In addition, Morrow & Co. will provide copies of the Proxy Statement without charge upon request. Requests for copies should be directed to:
Morrow & Co., LLC
Toll Free: 800-662-5200
Banks and Brokerage Firms Call Collect: 203-658-9400
ABOUT SHAREHOLDER ADVOCATES FOR VALUE ENHANCEMENT
Shareholder Advocates for Value Enhancement (SAVE) is an independent group of investors in USA Technologies. Inc. (“USAT”), whose members, Bradley M. Tirpak and Craig W. Thomas, are committed to enhancing long-term value for USAT shareholders by advocating for improved corporate governance, efficient operations and compensation changes. http://WWW.SAVEUSAT.COM.